Exhibit 99.1

Fidelity National Financial, Inc.  to Acquire Lender Processing Services, Inc. for $33.25 per Common Share; Pro-Forma 2012 Earnings Accretion of 11.3%

Jacksonville, Fla. -- (May 28, 2013) -- Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services and diversified services, and Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology, services, data and analytics to the mortgage and real estate industries, today announced the signing of a definitive agreement under which FNF will acquire all of the outstanding common stock of LPS for $33.25 per common share, for a total equity value of approximately $2.9 billion.

Under the terms of the definitive agreement, FNF will pay 50% of the consideration for the LPS shares of common stock in cash and 50% in shares of FNF common stock, subject to adjustment as described below.  The purchase price represents a 19% and 25% premium, respectively, to the prior 30-day and 60-day average closing prices for LPS’ common stock through May 22, 2013, the last trading day before media reports regarding a potential transaction between FNF and LPS.

At closing, FNF will combine its ServiceLink business with LPS in a new consolidated holding company and sell a 19% minority equity interest in the new consolidated holding company to funds affiliated with Thomas H. Lee Partners, L.P. for approximately $381 million in cash.  FNF will retain an 81% ownership interest in the new consolidated holding company.

Under the definitive agreement, FNF’s shares of common stock have been valued at $25.489 per share (the “Reference Price”), representing a fixed exchange ratio of 0.65224 shares of FNF common stock for each share of LPS common stock.  Based on the Reference Price, FNF expects to issue approximately 57.4 million shares of FNF common stock to LPS common stockholders, representing approximately 20.151% of FNF’s pro-forma, fully diluted outstanding shares.

If FNF’s average common stock price at closing is greater than $24.215, the exchange ratio remains fixed at 0.65224 per share of FNF common stock and LPS stockholders will receive the benefit of any price appreciation on the FNF common stock portion of the purchase consideration.   If FNF’s average common stock price at closing is between $20.00 and $24.215 per share, FNF will increase the number of shares of FNF common stock to be received by LPS stockholders such that LPS stockholders receive a minimum of $15.794 per share in value on the stock portion of the consideration, or $32.419 per share in total.  If FNF’s average common stock price at closing is less than $20.00, the exchange ratio will be fixed at 0.7897 per share of FNF common stock, in which event LPS will have a right to terminate the transaction.  Additionally, on or before three trading days prior to the anticipated date of effectiveness of FNF’s registration statement on Form S-4, FNF has the option to increase the cash portion of the consideration from $16.625 per share of LPS common stock up to $33.25 per share of LPS common stock with a corresponding decrease in the stock portion of the merger consideration as provided for under the terms of the merger agreement, in which case the exchange ratio will be adjusted to reflect the new consideration mix.  However, if FNF elects to increase the cash portion of the consideration and FNF’s average common stock price at closing is greater than $26.763, then the exchange ratio will be adjusted to reflect the increased value that would have been received at closing without any change in consideration mix.

The acquisition agreement includes a “go-shop” period effective through July 7, 2013, during which LPS is permitted to actively solicit alternative acquisition proposals from third parties. The acquisition agreement contains a break-up fee equal to approximately 1.25% of the total equity value of $2.9 billion payable to FNF if LPS terminates the acquisition agreement based on receiving a superior proposal during the “go-shop” period.  The acquisition agreement also contains a break-up fee equal to approximately 2.5% of the total equity value if LPS fails to hold a shareholders meeting or terminates the agreement after the expiration of the “go-shop” period because it received a superior proposal after the expiration of the “go-shop” period.  In addition, the acquisition agreement includes a break-up fee equal to approximately 2.5% of the total equity value if (i) a competing offer for LPS is made public by a third party, (ii) the acquisition agreement is terminated either as a result of the LPS shareholders voting against the transaction or the date of March 31, 2014 being reached and the LPS shareholders meeting not having been held or if LPS breaches its obligations which results in the failure of a closing condition and (iii) within twelve months after termination, LPS enters into or consummates any alternative transaction.

“We are excited to welcome LPS and its market-leading technology and services to the FNF family,” said FNF Chairman William P. Foley, II.  “We have significant experience and familiarity with LPS from our previous ownership of these businesses.  This combination will create a larger, broader, more diversified and recurring revenue base for FNF and makes us the nation’s leading title insurance, mortgage technology and mortgage services provider.  We believe there are meaningful synergies that can be generated through the similar businesses in centralized refinance and default related products, elimination of some corporate and public company costs and the shared corporate campus.  We have set a target of $100 million for cost synergies and are confident that we can meet or exceed that goal.  Including those cost synergies, the transaction is 11.3% accretive to pro-forma 2012 net earnings.  We also expect the transaction to be meaningfully accretive to future earnings and we look forward to creating significant value for our shareholders through this strategic transaction.”

“As the mortgage industry continues to face increasing regulation, participants in the industry are seeking out those strategic partners who offer quality, comprehensive solutions, a strong balance sheet and a commitment to innovation,” said Hugh Harris, President and CEO of LPS.  “The combined LPS and FNF offer comprehensive technology and services to address many of the challenges facing the industry today and the best solutions to support future success.”

The transaction is subject to approval by LPS and FNF stockholders, approvals from applicable federal and state regulators and satisfaction of other customary closing conditions. Closing of the transaction is currently expected to occur in the fourth quarter of 2013.

Bank of America Merrill Lynch and J.P. Morgan Securities LLC acted as financial advisors and are providing committed financing to FNF on the transaction.  Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. served as financial advisors to LPS.

Conference Call
FNF will host a call with investors and analysts to discuss the acquisition of LPS on Tuesday, May 28, 2013, beginning at 11:00 a.m. Eastern Time.  The dial-in number is 800-288-8961.  A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com.  The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com.  The telephone replay will be available from 1:00 p.m. Eastern Time on May 28, 2013, through June 4, 2013, by dialing 800-475-6701 (USA) or 320-365-3844 (International).  The access code will be 294623.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and diversified services.  FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States.  FNF owns a 55% stake in American Blue Ribbon Holdings, LLC, a family and casual dining restaurant owner and operator of the O’Charley’s, Ninety Nine Restaurant, Max & Erma’s, Village Inn, and Bakers Square concepts.  FNF also owns an 87% stake in J. Alexander’s, LLC, an upscale dining restaurant owner and operator of the J. Alexander’s and Stoney River Legendary Steaks concepts.  In addition, FNF also owns a 51% stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles.  FNF also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions.  More information about FNF can be found at www.fnf.com.

About LPS
Lender Processing Services (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation’s top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.  These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS’ servicing solutions include MSP, the industry’s leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries. LPS is a Fortune 1000 company headquartered in Jacksonville, Fla., and employs approximately 7,500 professionals. For more information, please visit www.lpsvcs.com.

Important Information Will be Filed with the SEC
FNF plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction.  FNF and LPS plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about FNF, LPS, the transaction and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by FNF and LPS through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of FNF or LPS at the following:

FNF 601 Riverside Avenue Jacksonville, FL 32204 Attention: Investor Relations 904-854-8100 dkmurphy@fnf.com	LPS 601 Riverside Avenue Jacksonville, FL 32204 Attention: Investor Relations 904-854-8640 nancy.murphy@lpsvcs.com

FNF and LPS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding the directors and executive officers of FNF is contained in FNF’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 12, 2013, which are filed with the SEC.  Information regarding LPS’s directors and executive officers is contained in LPS’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 9, 2013, which are filed with the SEC.  A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on FNF or LPS management’s beliefs, as well as assumptions made by, and information currently available to, them.  Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. FNF and LPS undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and stockholder approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate LPS’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF’s dependence on distributions from its title insurance underwriters as a main source of cash flow; significant competition that FNF and LPS face; compliance with extensive government regulation; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF’s and LPS’ Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE:  Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, FNF Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com; Michelle Kersch, LPS Senior Vice President, Corporate Communications and Marketing, 904-854-5043, michelle.kersch@lpsvcs.com